Kayne Anderson Energy Development Company Announces Its NAV as of November 30, 2008, Announces Its Dividend/Distribution for Fiscal Q4 2008 and Provides Guidance for Fiscal 2009

HOUSTON, TX -- (Marketwire - January 09, 2009) - (NYSE: KED) Kayne Anderson Energy Development Company (the "Company") today announced its unaudited net asset value of $150.2 million or $14.87 per share as of November 30, 2008 and declared its quarterly dividend/distribution of $0.35 per share for the period September 1, 2008 to November 30, 2008.

Q4 2008 Dividend/Distribution

The Company's $0.35 per share dividend/distribution will be payable on January 29, 2009 to common stockholders of record on January 16, 2009, with an ex-dividend date of January 14, 2009. It is anticipated that greater than 75% of this dividend/distribution will be a return of capital. The final determination of such amount will be made in early 2009 when the Company can determine its earnings and profits. The final tax status of the dividend/distribution may differ substantially from this preliminary information.

"In light of the uncertainty in the financial markets and energy sector, we felt it was prudent to reduce our dividend to a level that we believe will be sustainable, based on dividends and interest earned on the current portfolio," stated Kevin S. McCarthy, Chairman and CEO of the Company. "In the past, we have included in our dividend a portion of the realized gains generated by the portfolio. While we still have realized gains that have not been distributed, we believe it is more appropriate to retain this cash until there is more certainty in the financial markets."

GUIDANCE for Fiscal 2009

Based on the Company's portfolio of investments and average yields on those investments as of November 30, 2008, we estimate dividends, distributions, and interest income will be approximately $5.6 million per quarter. Such estimate does not reflect any changes in cash distributions made by MLPs or changes in interest rates based on the movement in LIBOR rates since November 30, 2008.

                                                   Amount
                                                   Invested   Average
                                                   ($ in      Annual
Portfolio Category                                 millions)  Yield(1)(2)
                                                 ------------ -----------
Private MLPs                                     $       92.1        10.7%
                                                 ------------ -----------
Public MLPs and MLP Affiliates                   $       60.9        16.2%
                                                 ------------ -----------
Fixed Income(3)                                  $       20.0        13.4%
                                                 ------------ -----------
Repurchase Agreements(4)                         $        2.8         0.3%
                                                 ------------ -----------

(1) Average yields include return of capital distributions. Return of capital distributions are reported as a reduction to gross dividends and distributions to arrive at net investment income reported under generally accepted accounting principles.

(2) Average yields for Public MLPs and MLP Affiliates are based on the most recently declared distributions as of November 30, 2008. Amount invested and average yields for Private MLPs are based on November 30, 2008 valuations and distribution rates.

(3) The amount invested and average yield excludes the Company's $10 million ProPetro investment (the Company does not anticipate receiving cash interest payments during fiscal 2009 on this investment). The average yield includes amortization of the purchase price discount, as reported on the Company's income statement.

(4) Includes repurchase agreements at November 30, 2008 less Q4 2008 dividend/distribution of $3.5 million.

Base Management Fees and Other Operating Expenses -- Base management fees are estimated to be approximately $0.8 million per quarter. Other operating expenses are estimated to be approximately $0.6 million a quarter.

Interest Expense -- Based on $57.0 million borrowed under the Company's Senior Secured Revolving Credit Facility as of November 30, 2008, interest expense is estimated to be approximately $0.5 million per quarter assuming a LIBOR rate of 1.85%.

The Company does not provide guidance on realized gains or incentive management fees.

Payment of future dividends/distributions is subject to approval by the Company's Board of Directors, as well as meeting the covenants of the Company's revolving credit facility. Should market conditions deteriorate further and/or interest income or distributions from the Company's investments be less than expectations, the Company will determine the appropriate distribution rate at that time.

Unaudited Balance Sheet

The Company's unaudited summary balance sheet at November 30, 2008 (shown below) reflects a deferred tax asset of $18.1 million, or $1.79 per share, and is net of a valuation allowance of $12.9 million. The Company's policy regarding the valuation allowance was established during October 2008 and is in conformity with generally accepted accounting principles. The Company also disclosed that it does not include the Company's deferred tax asset in the calculation of its management fee.

               Kayne Anderson Energy Development Company
                             Balance Sheet
                           November 30, 2008
                               Unaudited

                                                             (in Millions)
                                                              ------------
Investments                                                   $      183.0
Repurchase agreements and cash                                         6.3
Net deferred tax asset (1)                                            18.1
Other assets                                                           2.2
                                                              ------------
    Total assets                                                     209.6

Senior secured revolving credit facility                              57.0
Other liabilities                                                      2.4
                                                              ------------
    Total liabilities                                                 59.4

                                                              ------------
Net assets                                                    $      150.2
                                                              ============

10.1 million common shares currently outstanding

(1) Net of $12.9 million valuation allowance

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

Contact:
KA Fund Advisors, LLC
Monique Vo
877-657-3863
http://www.kaynefunds.com/